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                                  EXHIBIT 10.11

             AGREEMENT TO PURCHASE BUSINESS DATED DECEMBER 16, 1996,
                     BETWEEN THE COMPANY AND CRAIG S. JONES

                         AGREEMENT TO PURCHASE BUSINESS

     This Agreement ("Agreement") made this 16th day of December, 1997, between Crowell & Co., Inc. ("Crowell"), a corporation organized and existing under the laws of the State of Georgia, hereinafter referred to as "Seller," and Craig S. Jones, an individual, hereinafter referred to as "Buyer."

     The parties recite and declare:

     WHEREAS, The Seller owns a tennis and pool facility known as Petersburg Racquet Club ("PRC"), which operates as a division of Seller.

     WHEREAS, Seller also maintains a commercial real estate brokerage business, a land development business, Ivey Homes, Inc. and Keystone Homes, Inc. which are not involved or contemplated by this Agreement.

     WHEREAS, That the Agreement is specifically limited to the sale of the PRC division of Seller.

                                   SECTION ONE
                                   DEFINITIONS

As used herein the following terms are defined as follows:

PETERSBURG RACQUET CLUB REAL ESTATE: The real estate denoted by the attached plat (Buyer and Seller agree that time is of the essence in the execution of this Agreement. Seller is presently having a plat prepared which should be completed by December 19, 1997) which includes but is not limited to the pool, the 8 hard courts, the 7 soft courts, the clubhouse, the two parking lots, and the land adjacent to Courts 6 and 7 which may be used to construct two additional tennis courts.

NET RECEIVABLES: All trade accounts receivable of PRC at the end of the day on the date of closing.

TENNIS MAINTENANCE EQUIPMENT: All equipment existing and used exclusively for the maintenance of the tennis courts and grounds of PRC and listed on Exhibit A.

OFFICE EQUIPMENT: All office equipment existing and used in the clubhouse operations of PRC and listed on Exhibit A.

FURNITURE: All furniture existing and used in the clubhouse of PRC and listed on Exhibit A.

POOL FURNITURE: All lawn furniture existing and used at PRC and listed on Exhibit A.

INVENTORY: All tennis racquets, clothing, shoes, tennis accessories, concession items, and various tennis accessories, stored in the clubhouse.

CROWELL DEVELOPMENTS: The subdivisions known as Bakers Ferry, The Boulders, Cedar Rock, Chaparral, The Summit at Jones Creek, and the Village at Jones Creek.

ENCUMBRANCES: The first mortgage on the PRC real estate with SouthTrust Bank and all utility and governmental easements. The second mortgage described in Section Four will also be an encumbrance upon the closing of the sales transaction as described in this Agreement.

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                                   SECTION TWO
                                SALE OF BUSINESS

     Seller desires to sell and Buyer desires to buy the assets of PRC for the price and on the terms and conditions hereinafter set forth.

     Crowell will sell to Buyer free and clear of all liabilities and encumbrances (except as set forth in Section Four) all of the assets of PRC (the "Assets"), which includes but is not limited to goodwill, the name Petersburg Racquet Club, Petersburg Racquet Club real estate, net receivables, tennis maintenance equipment, office equipment, furniture, pool furniture, and inventory. Seller agrees to assign for the benefit of Buyer, any and all contract rights related to PRC. There shall be no assumption of liabilities by the Buyer except as set forth in Section Four.

                                  SECTION THREE
                          PRC USE AGREEMENT FOR CROWELL

     Buyer agrees to provide Seller with 7 memberships at PRC for Seller's own use at no charge for initiation fees or dues to the member. Memberships granted under this section shall be subject to normal rules regarding facility usage. Buyer may not arbitrarily terminate memberships granted under this section. Any membership terminated which has been granted under this section must be for the cause of willful and gross violation of the normal rules regarding facility usage. Seller may assign these memberships to anyone of its own choosing. Seller agrees to provide buyer with a list of the memberships Seller has assigned. Memberships under this agreement will pay for any charges that the members make such as lessons, concessions, and merchandise purchases. Seller will have the right to amend the list of the memberships upon written notice to Buyer.

     Seller and its subsidiaries shall have the right to use the conference room and deck of PRC for normal business meetings in which businesses Seller and its subsidiaries are engaged upon reasonable notice to the Buyer. This right will terminate on December 31, 2002.

                                  SECTION FOUR
                                  CONSIDERATION

     In consideration for the transfer of the assets of PRC Buyer agrees to compensate Seller in the amount of (1) $ 805,000.00 for the PRC real estate, tennis maintenance equipment, office equipment, furniture and pool furniture; and (2) a to be determined amount for inventory and net receivables as described below as follows:

A) The sum of One Hundred Thousand Dollars ($100,000.00) on or before the closing date of December 31, 1997.

B)   Execute a Promissory  note in favor of Seller for the sum of  approximately
     One Hundred Twenty five Thousand Dollars ($125,000.00) at an annual interest rate of 8.25 percent secured by a security deed on the Petersburg Racquet Club real estate and all personal property assets of PRC, evidenced by a UCC filing. The note will accrue interest for the first year of the note. At the end of the first year of the note, the accrued interest will be added to the principal amount of the note, and thereafter interest only will be paid monthly until December 31, 2002 when the note will become due. The note will be due five years from the closing date of December 31, 1997 which is December 31, 2002. The note cannot be fully paid and the security interest released until the assumed mortgage referenced in

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     Item C below is fully paid and/or  satisfied or the Seller is released from all liability on the assumed mortgage. The promissory note will be personally guaranteed by the Buyer.

C) Assume the existing first mortgage with SouthTrust Bank on the Petersburg Racquet Club real estate which amounts to approximately $580,000.00. The total debt assumed and incurred in Items B and C will be $705,000.00. (i.e., If the assumed loan balance is $575,000.00 then the promissory note in Item B above will be $ 130,000.00.)

D) Eighty five percent of Net Receivables at the time of closing to be paid as received by Buyer. Such payment on receipts will be due on Friday of the following week of receipt of the receivable. Seller will provide Buyer with a detailed listing of net receivables as soon as practicable after closing. Seller will identify charges for past due membership dues on such list.

E) Inventory existing at the date of closing will be purchased at cost by a method acceptable to both Buyer and Seller.

                                  SECTION FIVE
                                  EARNEST MONEY

     In consideration for the execution of this agreement Buyer agrees to deposit with William R. Coleman, escrow agent, the sum of twenty five thousand dollars ($25,000.00). This money will be credited against money due at the time of closing. In the event the Buyer is unable to close this transaction due to Buyer's breach the Buyer will forfeit this amount. The earnest money will be refundable if Buyer is unable to obtain financing for the purchase of PRC through the assumption or the wraparound of the Seller's loan as referenced in Section Four.

                                   SECTION SIX
                          ALLOCATION OF PURCHASE PRICE

     The purchase price as stated in the above Section Four will be allocated to the various assets of the business at closing.

                                  SECTION SEVEN
                                     CLOSING

     This consummation of the sale and purchase transaction contemplated by this Agreement shall take place on or before December 31, 1997. At such time the Seller will deliver to the Buyer a Bill of Sale, a General Warranty Deed, and all other instruments as is required for the proper consummation of this transaction. On such closing date, adjustments will be made for premiums on insurance, taxes, membership dues, and any other items which require adjustment.

     At closing, Seller shall deliver or cause to be delivered to Buyer, at Seller's sole cost and expense, and in addition to the other documents provided for herein, each of the following items:

A) A bill of sale duly executed by Seller, conveying to Buyer the personal property assets

B) Such evidence or documents as may be reasonably required by the Title Company and counsel to Buyer evidencing the status and capacity of Seller and the authority of the person of persons who are executing the various documents on behalf of the Seller in connection with the sale of the Assets

C) All Keys to all locks on the PRC real estate (to the extent that such are available) and an accounting for keys in possession of others; all on-site books and records pertaining to the Assets (but expressly excluding information tax returns of Seller) and originals of all

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     documents in the  possession  of the Seller  pertaining  to members of PRC, including, but not by way of limitation, all applications, correspondence and credit reports relating to each such member;

D) A letter, executed by Seller, advising the PRC members of the sale of the Assets to Buyer and directing that dues and other payments thereafter be sent or delivered to Buyer, which letter may be delivered by Buyer to the tenants or posted in a conspicuous place in PRC.

     At closing, Seller shall pay the following costs of such closing: All fees and costs for releasing all encumbrances, liens and security interest of record which are not Encumbrances, surveyor's fees, transfer taxes levied on account of the transfer of the PRC real estate from Seller to Buyer; and Seller's legal fees incurred in connection with this transaction. At closing Buyer shall pay the following costs of such closing: the premium for the Owner's Policy of Title Insurance to be issued by Title Company in connection with this transaction; the fees for recording the Deed: and Buyer's legal fees incurred in connection with this transaction.

                                  SECTION EIGHT
                              CROWELL DEVELOPMENTS

     Buyer agrees to waive membership initiation fees to PRC for new homebuyers in Crowell developments provided the new homebuyer joins PRC within 60 days after the purchase of the new home.

                                  SECTION NINE
                              RECORDS AND THE LIKE

     All on site records, customers' lists, correspondence, all files and advertising materials, and data relating to PRC are included in the sale. Seller will retain original invoices for PRC related business transacted before the date of closing. Buyer will have the right to inspect these invoices as it reasonably relates to the conduct of Buyer's business.

                                   SECTION TEN
                                   ARBITRATION

     All disputes arising under this Agreement or related to this sale (other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Seller and Buyer in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Augusta, Georgia, as may be specified by the arbitrator (or any place agreed to by the Seller, the Buyer and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Agreement; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Seller or the Buyer in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Seller as one party and the Buyer as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

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                                 SECTION ELEVEN
             CONTINUATION OF BUSINESS RELATIONSHIP BEYOND AGREEMENTS

     The parties recognize that in making this agreement the compatibility of the organizations. It is the intent of both organizations that the business relationship as formally outlined in the above agreement will continue beyond the expiration of any agreements.

                                 SECTION TWELVE
                             ADDITIONAL INDEBTEDNESS

     The Buyer agrees not to incur additional indebtedness against the Petersburg Racquet Club real estate and personal property assets than what is set forth in Section Four of the Agreement, which is a total of $705,000.00, without first obtaining the express written consent of Seller.

                                SECTION THIRTEEN
               WOODED AREA BETWEEN LOWER HARD COURTS AND THE PASS

     Seller agrees to maintain a natural screening buffer between The Pass and the lower hard courts for as long as Seller owns that property. In the event Seller sells this property Buyer shall have the first right of refusal to purchase this property at the offered contractual price.

                                SECTION FOURTEEN
                            REPRESENTATIONS OF SELLER

     Seller shall provide to Buyer, at Seller's expense prior to closing, a plat of the PRC real estate. Seller represents to Buyer that:

A) Seller has marketable fee simple title to the PRC real estate subject only to the Encumbrances. To Seller's knowledge there are no easements affecting the PRC real estate which interfere with PRC's present operation.

B) The Assets will be maintained in at least as good a working order and condition as of the date of this Agreement, normal wear and tear excepted.

C) To Seller's knowledge, the PRC real estate is properly zoned for its present use.

D) Seller has no knowledge of (i) any condemnation proceedings having been instituted or threatened against the PRC real estate or any portion thereof, and (ii) pending public improvements in , about or outside the PRC real estate which will in any manner affect access to the PRC real estate.

E) To the best of its knowledge, Seller has received no notice of any claim of violation of any ordinance, rule, or regulation of any government with jurisdiction, or any agency, body or subdivision thereof, affecting the condition or operation of PRC.

F) To the best of its knowledge, Seller believes the PRC real estate has been constructed and/or maintained without the use of asbestos or PCB's or other hazardous substances, and no governmental authority has notified Seller of the need to take corrective action regarding elimination or control of such hazardous or dangerous substances on or about the PRC real estate.

G) To the best of its knowledge, Seller believes the PRC real estate is not located in the 100 year flood plain; has adequate drainage and water run off facilities; the parking areas are free from significant standing water after a rainfall; and no fees, connection charges or

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     assessments  are due or pending for the  installation  or  operation of any drainage, or water run off facilities related thereto.

H) To the best of its knowledge, Seller believes there are no structural defects in any of the PRC improvements, including without limitation, any structural defects in the foundations, exterior walls, and roofs.

I) To the best of its knowledge, Seller believes no portion of the PRC real estate is affected by any special assessments, whether or not a lien thereon, and there is no proceeding pending as of the date hereof for the increase of the assessed valuation of any portion of the PRC real estate.

J) Each party executing and delivering this Agreement and all documents to be executed and delivered on behalf of Seller in regard to the consummation of the transaction contemplated hereby has due and proper authority to execute and deliver same.

                                 SECTION FIFTEEN
                                 BINDING EFFECT

     The parties agree that this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Georgia.

     Seller shall have the right upon reasonable notification, to review records material to performance under this Agreement.

     The parties agree that the failure of either party to insist upon strict compliance with any of the provisions of this contract shall not be considered to be a waiver of any subsequent default of the same or similar nature.

     The parties agree that in the event any provisions have been deemed invalid or unenforceable for any reason, all other provisions shall nevertheless remain in full force and effect.

     The parties agree that this Agreement will bind and inure to their heirs, executors, administrators, successors, and assigns. Such assignment will not relieve Buyer from personal obligation under the terms of this Agreement.

     The parties agree that this Agreement shall be executed in triplicate and each document shall be considered an original.

     In witness whereof, the parties have executed this agreement on the 16th day of December 1997.

Witness                                   SELLER:  Crowell & Co., Inc.

---------------------------------         --------------------------------------
                                          Otis L. Crowell
                                          As it's President

                                          BUYER:  Craig S. Jones

---------------------------------         --------------------------------------
NOTARY PUBLIC, Richmond County, Georgia
My Commission Expires: